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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63517) pertaining to the Amended and Restated Carreker-Antinori, Inc. 1994 Long Term Incentive Plan and the Carreker-Antinori, Inc. Director Stock Option Plan of our report dated April 12, 1999, with respect to the consolidated financial statements of Carreker-Antinori, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 1999.

                                          ERNST & YOUNG, LLP

Dallas, Texas
April 27, 1999